FOR IMMEDIATE RELEASE
Ralcorp Board of Directors Unanimously Rejects Unsolicited Proposal
from ConAgra; Adopts Shareholder Rights Plan
     ST. LOUIS, MO, May 4, 2011 — Ralcorp Holdings, Inc. (NYSE: RAH) today announced that its board of directors has unanimously determined that the unsolicited non-binding proposal by ConAgra Foods (NYSE: CAG) announced today is not in the best interests of shareholders. The board of directors rejected the proposal after careful consideration with the assistance of its independent financial and legal advisors.
     Ralcorp’s chairman, William Stiritz, commented, “Ralcorp, as an independent company, has a proven track record of delivering superior results and shareholder value, having delivered total shareholder returns of 418% over the past 10 years and 114% over the past five years. We are confident that Ralcorp has a strategic plan and a proven management team that will continue to generate significant shareholder value in the future. Our board of directors affirms its commitment to Ralcorp as an independent company.”
     Ralcorp also announced that its board has adopted a shareholder rights plan, details of which will be contained in a Form 8-K to be filed with the U.S. Securities and Exchange Commission. The rights plan is intended to enable all of the company’s shareholders to realize the long-term value of their investment in the Company, and reduce the likelihood that any person or group would gain control of the company by open market accumulation or otherwise without paying a control premium for all shares.
Cautionary Statement on Forward-Looking Language
     Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, are made throughout this release. These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may,” or similar expressions elsewhere in this release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, general economic conditions, changes in actual or forecasted cash flows, competitive pressures, future sales volume, significant increases in the costs of certain commodities, timely implementation of price increases, successful execution of cost saving strategies, changes in tax laws, integration risks associated with the recent acquisitions, changes in weighted average shares for diluted EPS, increases in transportation costs, and other financial, operational and legal risks and uncertainties detailed from time to time in the company’s cautionary statements contained in its filings with the Securities and Exchange Commission. The company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release.
About Ralcorp Holdings, Inc.
     Ralcorp produces Post branded cereals, a variety of value brand and store brand foods sold under the individual labels of various grocery, mass merchandise and drugstore retailers, and frozen bakery products sold to in-store bakeries, restaurants and other foodservice customers. Ralcorp’s diversified product mix includes: ready-to-eat and hot cereals; nutritional and cereal bars; snack mixes, corn-based chips and extruded corn snack products; crackers and cookies; snack nuts; chocolate candy; salad dressings; mayonnaise; peanut butter; jams and jellies; syrups; sauces; frozen griddle products including pancakes, waffles, and French toast; frozen biscuits and other frozen pre-baked products such as breads and muffins; frozen dough; and dry pasta. For more information about Ralcorp, visit the Company’s website at www.ralcorp.com.
This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. No tender offer for the shares of Ralcorp has commenced at this time. If a tender offer is commenced, Ralcorp may file a solicitation/recommendation statement with the U.S. Securities and Exchange Commission (“SEC”). Any solicitation/recommendation statement filed by Ralcorp that is required to be mailed to shareholders will be mailed to shareholders of Ralcorp. INVESTORS AND SECURITY HOLDERS OF RALCORP ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Ralcorp through the web site maintained by the SEC at http://www.sec.gov, or on Ralcorp’s website at www.ralcorp.com.